Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RYVYL Inc.

We hereby consent to inclusion in this Registration Statement on Form S-4/A of RYVYL Inc. (the “Company”) of our report dated March 28, 2025, relating to the consolidated financial statements of the Company as of December 31, 2024 and 2023, and the related notes, included in the annual report on Form 10-K of the Company, initially filed with the U.S. Securities and Exchange Commission on March 28, 2025.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

January 30, 2026